UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Richard L. Roll's Employment Agreement. On May 17, 2007, Peerless Systems Corporation (the "Company") and Richard L. Roll, the Company's President and Chief Executive Officer entered into an amendment to Mr. Roll's Employment Agreement (the "Amendment") to make the definition of "Change in Control" in Richard L. Roll's Employment Agreement consistent with the definition of "Change in Control" in the form of change in control severance agreement entered into between the Company and certain other members of senior management.

A copy of Mr. Roll's original Employment Agreement is filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on December 18, 2006 and a copy of the Amendment is included with this Current Report as Exhibit 10.1. The form of change in control severance agreement entered into between the Company and certain other members of senior management is filed as Exhibit 10.78 to the Company's Annual Report on Form 10-K filed with the Commission on April 30, 2004.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 1, dated May 17, 2007, to Employment Agreement between the Company and Richard L. Roll.

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: May 18, 2007	By:	/s/ John V. Rigali
John V. Rigali,
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Amendment No. 1, dated May 17, 2007, to Employment Agreement between the Company and Richard L. Roll.

*	Management contract or compensatory plan or arrangement.